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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



PURSUANT TO SECTION 13 OF 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 1996
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                             Dean Foods Company
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        (Exact name of registrant as specified in its charter)

        Delaware                       0-1118                  36-0984820
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(State or other jurisdiction    (Commission File No.)        (IRS Employer
     of incorporation)                                     Identification No.)

3600 N. River Road              Franklin Park, IL                60131
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code    (847) 678-1680
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        (Former name or former address, if changed since last report)



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Item 5 - Other Events

                        DEAN FOODS SELECTS NEW PRESIDENT

Franklin Park, IL...December 2, 1996...Dean Foods Company Chairman and Chief Executive Officer, Howard M. Dean, today announced the election of Philip A. Marineau as President and Chief Operating Officer, effective December 6, 1996. Mr. Marineau will also serve as a member of the Company's Board of Directors. As announced earlier this year, current President and COO, Thomas L. Rose, will resign those positions but will remain on the Board as Vice Chairman.
     Mr. Marineau, 50, will join Dean Foods after spending 23 years with the Quaker Oats Company. He spent his last three years with Quaker as President and COO and as a member of the Board. He is credited with leading the profitable worldwide growth of Gatorade. Mr. Marineau has also been one of the leaders in the Efficient Consumer Response (ECR) movement in the U.S. grocery products industry. Under his leadership, Quaker became one of the innovators and performance leaders in supply chain management, continuous replenishment, category management, and EDI practices.
     "Philip Marineau brings to Dean Foods a broad management background, with particular knowledge and experience in the packaged food business," said Dean. Dean added, "Phil's understanding of both branded and private label products, as well as the retail and foodservice markets we serve, will allow him to contribute immediately to the successful execution of our strategic plans. In addition, his experience managing all aspects of a global food business will provide added leadership and vision as Dean Foods continues to grow and adapt to a changing marketplace."
     Mr. Marineau commented that he looks forward to the challenges as President and COO of Dean Foods. Said Marineau, "I am excited about joining the Dean Foods team. I have watched and respected the Company over the years as it has developed into a national food company with a strong base of national and regional brands complementing its very successful private label business. Dean's financial strength and stability, as well as its management team's demonstrated ability to manage through the past year's volatile costs and earnings, gives me great optimism for Dean to profitably grow and create value for shareholders."
     Mr. Marineau has been involved in various food industry associations, including the Grocery Manufacturers Association and the ECR Executive Committee. Mr. Marineau graduated from Georgetown University and received an MBA degree from Northwestern University.
     Howard Dean added, "Dean Foods is indebted to Thomas Rose, the retiring President, for his 42 years of loyal and dedicated service to Dean Foods. His contributions as President for the past three years have been invaluable during a period of dramatic change, including a major strategic direction and restructuring program."
     Dean Foods (DF) is a diversified food processor and distributor with 53 operating plants located throughout the country. Nationwide, Dean is the leading producer of refrigerated milk products and ranks first in market share of both frozen vegetables and processed pickles. Other product lines in which Dean has a leading market share include powdered non-dairy coffee creamers, aseptic sauce products, and refrigerated snack dips.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Dean Foods Company
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                                           (Registrant)



Date:  December 6, 1996                 William R. McManaman
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                                        William R. McManaman
                                      Vice President Finance and
                                        Chief Financial Officer


Date:  December 6, 1996                 Dale I. Hecox
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                                        Dale I. Hecox
                                     Treasurer - Principal
                                      Accounting Officer